SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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[ ]	Soliciting Materials under § 240.14a-12

Klondex Mines Ltd.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following press release was issued by Klondex Mines Ltd. on July 9, 2018.

Independent Proxy Advisory Firms ISS and Glass Lewis Recommend Klondex
Shareholders Vote for Plan of Arrangement

VANCOUVER, British Columbia, July 09, 2018 (GLOBE NEWSWIRE) - Klondex Mines Ltd. (TSX: KDX) (NYSE American: KLDX) ("Klondex", the "Company", "we") is pleased to announce that Institutional Shareholder Services, Inc. (ISS) and Glass Lewis and Co., LLC (Glass Lewis), the two leading independent proxy advisory firms, have both recommended that Klondex shareholders vote in favor of the special resolution to approve the Plan of Arrangement whereby Hecla Mining Company would acquire all of the issued and outstanding Klondex shares. The special resolution will be considered at the Klondex annual and special meeting of shareholders to be held on July 12, 2018 at 8:00 EDT.

“We are very pleased with the recommendation from both ISS and Glass Lewis, that shareholders vote in favor of the Plan of Arrangement,” commented Mr. Paul Huet, Klondex President and CEO.

Regarding its support for the Plan of Arrangement, ISS stated: “A vote FOR is warranted due to the sound rationale, positive market reaction to the announcement of the merger, substantial premium being offered to shareholders, and the balanced form of consideration, which includes both cash, which provides certainty of value, as well as stock, which allows shareholders to participate in the upside potential of the combined company.”

Shareholders are reminded to vote their proxy FOR the Plan of Arrangement and all related proposals before the proxy voting deadline on July, 10 2018 at 4:00 PM EDT.

Contact:

Mike Beckstead
Director, Investor Relations
775-284-5757
mbeckstead@klondexmines.com

About Klondex Mines Ltd. (www.klondexmines.com)

Klondex is a junior-tier gold and silver mining company focused on exploration, development, and production in a safe, environmentally responsible, and cost-effective manner. The Company has 100% interests in three producing mineral properties: the Fire Creek Mine, the Midas Mine and ore milling facility, and the Hollister Mine, all of which are located in the state of Nevada, USA. The Company also has a 100% interest in the True North Mine and mill in Manitoba, Canada and the Aurora Mine and ore milling facility, located in Nevada, USA.

Cautionary Note Regarding Forward-looking Information

This news release contains certain information that may constitute forward-looking information or forward-looking statements under applicable Canadian and United States securities legislation (collectively, “forward-looking information”), including but not limited to the timing of the transaction with Hecla and related spin out of Klondex’s Canadian assets. This forward-looking information entails various risks and uncertainties that are based on current expectations, and actual results may differ materially from those contained in such information. These uncertainties and risks include, but are not limited to, Klondex or Hecla’s ability to complete the Plan of Arrangement and the inability to complete the Plan of Arrangement due to failure of the conditions of the Arrangement Agreement. Risks and uncertainties about the Company’s business are more fully discussed in the Company’s disclosure materials filed with the securities regulatory authorities in Canada and United States available at www.sedar.com and www.sec.gov, respectively. Readers are urged to read these materials. Klondex assumes no obligation to update any forward-looking information or to update the reasons why actual results could differ from such information unless required by law.

Important Additional Information and Where to Find It

In connection with the proposed transaction with Hecla, Klondex has filed with the SEC and mailed or otherwise provided to its shareholders a proxy statement regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, KLONDEX SHAREHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT, ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN, AND ANY AMENDMENTS AND SUPPLEMENTS TO THE PROXY STATEMENT, IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement and other documents that Klondex files with the SEC (when available) from the SEC’s website at www.sec.gov and Klondex’s website at www.klondexmines.com. In addition, the proxy statement and other documents filed by Klondex with the SEC may be obtained from Klondex free of charge by directing a request to Mike Beckstead, Director, Investor Relations, Klondex Mines Ltd., 6110 Plumas Street, Suite A, Reno, Nevada, USA 89519, Phone: 775-284-5757.

Certain Participants in the Solicitation

Klondex, its directors and certain of its executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Klondex shareholders with respect to shareholder approval of the proposed acquisition of Klondex. Information regarding the names of Klondex’s directors and executive officers and their respective interests in Klondex by security holdings or otherwise is set forth in Klondex’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on March 14, 2018, as amended by Amendment No. 1 on Form 10-K/A filed by Klondex with the SEC on April 30, 2018, and Klondex’s definitive proxy statement for its 2018 Annual and Special Meeting of Shareholders filed with the SEC on June 12, 2018. Additional information regarding the interests of such individuals in the proposed transaction has been included in the proxy statement and filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and Klondex’s website at www.klondexmines.com.